Exhibit 10.2

TIME NOTE

$975,000.00	March 24, 2008

FOR VALUE RECEIVED, USDC PORTSMOUTH, INC., a California corporation (“Borrower”), hereby promises to pay to the order of NEWSTAR FINANCIAL, INC., a Delaware corporation (“Lender”), or to its order, at its office at 500 Boylston Street, Boston, Massachusetts 02116, the principal sum of Nine Hundred Seventy-Five Thousand Dollars ($975,000.00) (subject to Section 14 below), together with interest in arrears on the unpaid principal balance from time to time outstanding hereunder from the date hereof until the entire principal amount due hereunder is paid in full at the rates hereinafter provided.

1.           Interest Rate.  Except as otherwise provided in Section 2.9 hereof, principal amounts outstanding under this Note (and to the extent not prohibited by applicable law, overdue interest) shall bear interest at an annual rate equal to ten percent (10.00%) (the “Interest Rate”), subject to the conditions and limitations provided for in this Note.

2.           Payment of Interest and Principal.

2.1.       Payment and Calculation of Interest.  All interest shall be payable in arrears at the end of each two-month period after the date of this Note (each an “Interest Period”) commencing on May 26, 2008, and on the Time Note Maturity Date until the principal together with all interest and other charges payable with respect to this Note shall be fully paid.  All computations of interest shall be made on the basis of a three hundred sixty (360) day year and the actual number of days elapsed.  Interest shall be computed from and including the first day of the applicable Interest Period through the last day thereof.

2.2.       Maturity Date.  The then unpaid principal balance outstanding hereunder shall be due and payable in full on September 24, 2008 (the “Time Note Maturity Date”).

2.3.       Prepayment; Set Off.  This Note or any portion thereof may be prepaid in full or in part at any time.  Each principal prepayment shall be accompanied by payment of the interest accrued on the principal payment so prepaid through the date of prepayment.  The outstanding principal amount of this Note may also be reduced by the amount of any set offs permitted under Section 1.7 and Article 8 of the Secured Party Sale Agreement dated the date hereof (the “Secured Party Sale Agreement”) between Borrower and Lender.

2.5.       Maturity.  At Maturity all accrued interest, principal and other charges due with respect to this Note shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

2.6.       Method of Payment; Date of Credit; Payment Date Adjustments; Automatic Payments.

2.6.1.    Method of Payment.  All payments of interest, principal and fees shall be made by Borrower to Lender, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments, in lawful currency of the United States of America in immediately available funds:  (i) by wire transfer to Lender or (ii) by check payable to Lender and delivered to Lender at 500 Boylston Street, Suite 1600, Boston, Massachusetts 02116, or (iii) to such other address as the holder of this Note may from time to time specify in writing or (iv) to the extent provided in the Secured Party Sale Agreement.  Payments shall be credited on the Business Day on which immediately available funds are received prior to 3:00 p.m. (Boston, Massachusetts time); payments received after 3:00 p.m. (Boston, Massachusetts time) shall be credited to this Note on the next Business Day.  Payments that are by check shall be provisionally credited to this Note until the item is finally paid by the payor bank and become immediately payable funds.

2.6.2.    Adjustment for Non-Business Days.  All payments hereunder shall be adjusted if any relevant date would otherwise fall on a day that is not a Business Day so that the date will be the first following day that is a Business Day.

2.7.       Application of Payments.  Except as otherwise expressly set forth herein, all payments received will be applied first to interest, then to fees and then to principal; provided, however, that after the occurrence and during the continuance of an Event of Default, payments will be applied to the obligations of Borrower to Lender as Lender determines in its sole discretion.

2.8.       Default Rate.  Upon the occurrence and during the continuance of an Event of Default (whether or not Lender has accelerated payment of this Note), or after Maturity or after judgment has been rendered on this Note, the unpaid principal of this Note shall, at the option of Lender, bear interest at a rate which is four (4) percentage points per annum above the Interest Rate (the “Default Rate”).

2.9.       Late Fee.  If a regularly scheduled payment of interest is fifteen (15) days or more late, Borrower will be charged 5.00% of the unpaid portion of such regularly-scheduled payment or $10.00, whichever is greater.  If Lender accelerates payment of this Note in accordance with the terms hereof, and Borrower does not pay the outstanding principal balance hereof in full within fifteen (15) days after Lender’s demand, Borrower will be charged either 5.00% of the unpaid principal plus accrued unpaid interest or $10.00, whichever is greater.  Late fees are:  (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

3.           Certain Definitions and Provisions Relating To Interest Rate.  In addition to terms defined elsewhere in this Note, the following terms shall have the definitions set forth below:

3.1.       Business Day.  The term “Business Day” shall mean any day other than a Saturday, Sunday or other day when commercial banks are authorized or required to be closed in Boston, Massachusetts.

3.2.       Default Rate.  The term “Default Rate” shall have the meaning set forth in Section 2.9 hereof.

3.3.       Dollars.  The term “Dollars” or “$” means lawful money of the United States.

3.4.       Interest Period.  The term “Interest Period” shall have the meaning set forth in Section 2.1 hereof.

3.5.       Maturity.  The term “Maturity” means the earlier to occur of the Time Loan Maturity Date or the acceleration of this Note by Lender upon an Event of Default.

3.6.       Time Note Maturity Date.  The term “Time Note Maturity Date” has the meaning set forth in Section 2.2 above.

4.           Additional Provisions Related to Interest Rate Selection.

4.1.       Payments Net of Taxes.  All payments and prepayments of principal and interest under this Note shall be made net of any taxes and costs.  Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise and interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or as the result of a change in or promulgation of any treaty, statute, regulation, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

5.           Security; Guaranty.  This Note is secured by certain Security Documents (which documents, together with any other instrument securing this Note and as may be amended from time to time, are hereinafter collectively referred to as the “Security Documents”) including without limitation a Security Agreement dated as of the date hereof between Borrower and Lender and a Pledge Agreement dated as of the date hereof between Guarantor and Lender.  This Note is entitled to all of the benefits of the Security Documents, and specific reference is hereby made to such instruments for all purposes.  In addition Lender shall benefit from a Guaranty dated the date hereof (the “Guaranty” and together with this Note and the Security Documents, the “Loan Documents”) by US Dry Cleaning Corporation (the “Guarantor”).

6.           Events of Default; Acceleration of Maturity.  (a)  The occurrence of any one or more of the following continuing beyond applicable notice and cure periods, if any, will constitute an “Event of Default” hereunder:

(i).         Payment Default.  Borrower shall fail to make payment of any (a) principal due and payable under this Note or (b) within five (5) days after the same becomes due, interest or other amounts due and payable under this Note (no prior demand therefor being necessary).

(ii)         Other Payment Defaults.  Borrower or Guarantor shall fail to make payment , within five (5) days of when due, of any other sum payable under the Loan Documents, or any other documents, instruments or agreements (“Other Documents”) now or hereafter securing this Note or executed by Borrower, or any other person, corporation or other entity now or hereafter liable, absolutely or contingently, for the whole or any part of the indebtedness evidenced by this Note, including, without limitation, nonpayment of the Guaranty by the Guarantor.

(iii)         Limitation on Indebtedness.  Borrower shall issue evidences of indebtedness, or create, assume, become or remain contingently liable for, or suffer to exist, or pledge any assets to secure, any indebtedness, except for (a) this Note, (b) Borrower’s guaranty (as amended from time to time, the “Senior Guaranty”) of the indebtedness of Guarantor under that certain Convertible Note dated March 12, 2008 (as amended from time to time, the “Senior Note” and collectively with the Senior Guaranty, the “Senior Loan Documents”) in the original principal amount of $1,725,000.00 made by Guarantor to the order of Setal 2, LLC (c) liabilities of Borrower (other than liabilities incurred for borrowed money) which arise in the ordinary course of its business, (d) liabilities under capitalized leases entered into by Borrower in the ordinary course of its business for the lease of equipment used in Borrower’s business and (e) purchase money indebtedness entered into by Borrower in the ordinary course of its business for the acquisition of equipment used in Borrower’s business (provided if such indebtedness is secured only the acquired equipment (and no other assets of Borrower) shall secure any such indebtedness).

(iv)        Performance Default.  Nonperformance or nonobservance of any of the other representations, covenants, agreements, or conditions of the Loan Documents, or any of the Other Documents (which has not been cured within ten (10) Business Days after Lender delivering written notice of the same).

(v)         Cross-Default: Other Lender Documents. The occurrence of any “Event of Default” or any default, breach or non performance under any other Loan Document or any of the Other Documents, or the occurrence of any event or condition which would entitle Lender to exercise any of its remedies under the Loan Documents or any of the Other Documents.

(vi)        Cross-Default: Other Indebtedness.  Default in respect of the Senior Loan Documents not cured within thirty (30) days of such default, maturity of any indebtedness of Borrower or the Guarantor owing to persons or entities other than the Lender without full payment at maturity; provided, that the amount due at maturity shall be equal to or exceed $2,000,000, or acceleration of the any indebtedness of Borrower or the Guarantor owing to persons or entities other than the Lender; provided, that the principal amount of such indebtedness shall equal or exceed $2,000,000 or shall be in respect of the Senior Loan Documents.

(vii)         (a) Insolvency. (i) The insolvency or inability of Borrower or the Guarantor to pay its debts as they mature; (ii) the appointment of a receiver, trustee, custodian or other fiduciary, for, or for any of the property of, Borrower or the Guarantor; or (iii) the making of an assignment for the benefit of creditors, or the making of or entering into a trust mortgage or deed or other instrument of similar import for the benefit of creditors, by Borrower or the Guarantor; or

(b) Bankruptcy.  (1) The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the federal bankruptcy code, 11 U.S.C. §101 et seq., as the same now exists or may hereafter be amended (the “Bankruptcy Code”), in each case in respect of by Borrower or the Guarantor and by or with the consent of Borrower or the Guarantor.

(2)          The filing of a petition, complaint, motion or other pleading seeking any relief under any receivership, insolvency, or debtor relief law, or seeking any readjustment of indebtedness, reorganization, composition, extension or any similar type of relief, or the filing of a petition, complaint, or motion under any chapter of the Bankruptcy Code against Borrower or the Guarantor, which is not dismissed within sixty (60) days.

(viii)      Judgments, Etc.  The entry of any judgment against, or the attachment or garnishment of any of the property, goods or credits of, Borrower in excess of $1,000,000 or the Guarantor in excess of $2,000,000 which remains unpaid, unstayed, undismissed or unbonded for a period of sixty (60) days; or if any foreclosure is instituted (by judicial proceedings, by publication of notice pursuant to a power of sale or otherwise) against Borrower or the Guarantor under any mortgage, deed of trust or security agreement and is not dismissed or terminated for a period of fifteen (15) days (other than any judgment, attachment or garnishment relating to any claim for which Borrower is entitled to be indemnified under the Secured Party Sale Agreement; provided that Borrower has delivered timely notice of any such claim in accordance with the Secured Party Sale Agreement (such claims, the “Excluded Claims”)).

(ix)         Dissolution. Etc.  The dissolution, liquidation or termination of existence of Borrower or the Guarantor or a sale of assets of Borrower or the Guarantor out of the ordinary course of business.

(x)          Change in Control.  Guarantor shall cease to own 100% of the capital stock of the Borrower.

(xi)         Mergers. Etc.  The merger or consolidation with any corporation by Borrower, or the transfer of any of the capital stock of Borrower by any of the present stockholders thereof, or dilution of the percentage of the outstanding capital stock of, or voting rights in Borrower held by any of the present stockholders thereof, without the prior written consent of the Lender.

(xiii)       Lien Priority.  Lender fails to have an enforceable and perfected lien on or security interest in any property given as security for this Note (or any guaranty) (other than such failures that result from an Excluded Claim) or any party to any Security Document or Guaranty shall contest its obligations thereunder, which lien shall be subject only to the liens granted under the Senior Loan Documents.

(b)         Upon the occurrence and during the continuance of any Event of Default and the expiration of any period provided in such instrument to cure such Event of Default, then Lender may declare the entire unpaid principal balance hereunder immediately due and payable without notice, demand or presentment and may exercise any of its rights under the Security Documents.  In the event that Lender or any subsequent holder of this Note shall exercise or endeavor to exercise any of its remedies hereunder or under the Security Documents, Borrower shall pay on demand all reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys’ fees and Lender may take judgment for all such amounts in addition to all other sums due hereunder.

7.           Certain Waivers, Consents and Agreements.  Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby:  (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Security Documents, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Security Documents, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby; and (e) consents to all of the terms and conditions contained in this Note, the Security Documents, and all other instruments now or hereafter executed evidencing or governing all or any portion of the security or collateral for this Note and for any one or more of the other Loan Documents.

8.           Delay Not A Bar.  No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

9.           Partial Invalidity.  The invalidity or unenforceability of any provision hereof, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection herewith made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

10.         Waiver of Trial by Jury.  BORROWER AND LENDER (BY ACCEPTANCE OF THIS NOTE) MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF DEBT DESCRIBED HEREIN OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, EACH OF BORROWER AND LENDER HEREBY WAIVEs ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOANS DESCRIBED HEREIN.

11.         Governing Law; Consent to Jurisdiction.  This Note and the rights and obligations of the parties hereunder shall be governed by and construed and interpreted in accordance with the laws of The Commonwealth of Massachusetts, except to the extent that such laws are superseded by Federal enactments and excluding the laws applicable to conflicts or choice of law.  Borrower hereby consents to personal jurisdiction in any state or Federal court located within The Commonwealth of Massachusetts.

12.         Payment of Fees and Expenses.  Borrower shall jointly and severally pay on demand all reasonable expenses of Lender in connection with the preparation, administration, default, collection, waiver or amendment of loan terms, or in connection with Lender’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, reasonable fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with travel or other costs relating to any appraisals or examinations conducted in connection with the loan or any collateral therefor, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder (including any default rate) and be an obligation secured by any collateral.

13.         Compliance with Usury Laws.  Borrower shall not be obligated to pay and Lender shall not collect interest at a rate higher than the maximum permitted by applicable law or the maximum that will not subject Lender to any civil or criminal penalties.  If, because of the acceleration of maturity, the payment of interest in advance or any other reason, Borrower is required, under the provisions of any Loan Document or otherwise, to pay interest at a rate in excess of such maximum rate, the rate of interest under such provisions shall immediately and automatically be reduced to such maximum rate and any payment made in excess of such maximum rate, together with interest thereon at the rate provided herein from the date of such payment, shall be immediately and automatically applied to the reduction of the unpaid principal balance of this Note as of the date on which such excess payment was made.  If the amount to be so applied to reduction of the unpaid principal balance exceeds the unpaid principal balance, the amount of such excess shall be refunded by Lender to Borrower.  As used herein, the term “applicable law” shall mean the law in effect as of the date hereof; provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date.  In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect.  This provision shall control every other provision of all agreements between Borrower and Lender.

14.         Right of Setoff.  Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations of Borrower to Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Lender and its successors and assigns, or in transit to any of them.  At any time during the continuance of an Event of Default, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing this Note.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THIS NOTE, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

15.         Right to Sell a Loan to a Third Party.  Lender shall have the right at any time or from time to time, to assign all or any portion of its rights and obligations hereunder to one or more banks or other entities (each, an “Assignee”), and Borrower (and each Guarantor) agree that they shall execute, or cause to be executed, such documents, including without limitation, amendments to this Note and to any other documents, instruments and agreements executed in connection herewith as Lender shall reasonably require to effect the foregoing; provided that (a) unless an Event of Default has occurred and is continuing, (i) such assignment shall require Borrower’s consent (such consent not to be unreasonably withheld or delayed), and (ii) no Assignee may be a competitor of Borrower and/or Guarantor and (b) any such assignment of all of Lender’s rights under this Note shall also include an assignment of all of Lender’s rights and obligations under the Secured Party Sale Agreement.  In addition, at the request of Lender and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Lender has retained any of its rights and obligations hereunder following such assignment, to Lender, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by this Note held by Lender prior to such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Lender after giving effect to such assignment.  Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation reasonably required by Lender in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Lender and such Assignee, such Assignee shall be a party to this Note and the other Loan Documents and shall have all of the rights and obligations of Lender hereunder and thereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Lender pursuant to the assignment documentation between Lender and such Assignee, and Lender shall be released from its obligations hereunder, thereunder and under the Secured Party Sale Agreement to a corresponding extent.  Lender may furnish any information concerning Borrower in its possession from time to time to prospective Assignees, provided that Lender shall require any such prospective Assignees to agree in a writing (in form and substance reasonably satisfactory to the Borrower) to maintain the confidentiality of such information.

16.         Right to Sell a Portion of a Loan to a Prospective Participant.  Lender shall have the unrestricted right at any time and from time to time, and without the consent of or notice to Borrower, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in this Note.  In the event of any such grant by Lender of a participating interest to a Participant, whether or not upon notice to Borrower, Lender shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations hereunder.  Lender may furnish any information concerning Borrower in its possession from time to time to prospective Participants, provided that Lender shall require any such prospective Participant to agree in writing to maintain the confidentiality of such information.

17.         Integration Clause.  This Note and other Loan Documents, is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Note.  All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Note, and no party is relying on any promise, agreement or understanding not set forth in this Note or such other Loan Documents.  This Note may not be amended or modified except by a written instrument describing such amendment or modification executed by Borrower and Lender.  In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

18.         Replacement of Promissory Note.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other Security Document(s) that is not of public record and, in the case of any such destruction or mutilation, upon surrender and cancellation of this Note or other Security Document(s), Borrower will issue, in lieu thereof, a replacement note or other Security Document(s) in the same principal amount thereof and otherwise of like tenor; provided that Lender executes and delivers to Borrower an agreement reasonably satisfactory to Borrower that indemnifies Borrower and Guarantor for any damages, loss or expenses incurred by Borrower and/or Guarantor in connection with the Note being replaced.

19.         Continued Liability of Borrower.  Borrower shall remain primarily liable on this Note and the Security Documents until full payment, unaffected by any forbearance or extension of time, guaranty or assumption by others, or by any other matter, as to all of which notice is hereby waived by Borrower.

20.         Election of Remedies.  Borrower waives all rights and defenses arising out of an election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed Lender’s rights of subrogation and reimbursement against Borrower by the operation of Section 580(d) of the California Code of Civil Procedure, any comparable statute, or otherwise.  As provided in Section 11, this Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.  The foregoing provisions are included solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Note or the other Loan Documents.

21.         Secured Party Sale Agreements.  The amounts due the Lender under this Note shall be subject to certain set-off rights of Borrower as more particularly set forth in Section 1.7 and Article 8 of the Secured Party Sale Agreement.

[The Next Page is the Signature Page]

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by its duly authorized representative, officer or agent, as applicable, as an instrument under seal as of the day and year first above written.

USDC PORTSMOUTH, INC. By: Name: Title: